UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(D) of the Securities Exchange Act Of 1934

Date of report (Date of earliest event reported): January 19, 2022

XpresSpa Group, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-34785	20-4988129
(Commission File Number)	(IRS Employer Identification No.)

254 West 31st Street, 11th Floor, New York, New York	10001
(Address of Principal Executive Offices)	(Zip Code)

(212) 309-7549

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: ☐

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	XSPA	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On January 21, 2022, XpresSpa Group, Inc. (the “Company”) announced that it had appointed Scott R. Milford to the role of President and Chief Executive Officer of the Company, effective as of January 19, 2022. The appointment of Mr. Milford follows the resignation of Douglas Satzman as the President and Chief Executive Officer of the Company for personal reasons effective as of the same date.

In connection with Mr. Satzman’s departure, the Company expects to enter into a severance and release agreement with Mr. Satzman, providing for a severance package with Mr. Satzman, subject to Mr. Satzman executing a general release in favor of the Company, resigning as a director of the Company and otherwise complying with the terms of the severance and release agreement. In connection therewith, the Board has appointed Mr. Milford as a member of the Board with an initial term expiring at the Company’s 2022 Annual Meeting of Stockholders, contingent upon and effective immediately following Mr. Satzman’s resignation as a director.

Mr. Milford, 57, has served as the Company’s Chief Operating Officer since December 2020. Prior to that he had served as the Company’s Chief People Officer from July 2019 to December 2020. Before joining the Company, he served as VP, People Operations of SoulCycle from January to July 2019. Prior to that, he served as Chief People Officer for Bayada Home Health during 2018. Previously, he was Senior Vice President – Human Resources for Le Pain Quotidien from 2016 to 2018, and Senior Vice President – Human Resources for Town Sports from 2009 to 2015. His other relevant experience includes senior Human Resources leadership positions at Starbucks Coffee Company (2003-2008), Universal Music Group (1999-2003), and Blockbuster Entertainment and its parent Viacom International (1991-1999). His other relevant experiences include senior Human Resource leadership positions at Town Sports International, Starbucks Coffee Company, Universal Music Group, Viacom, and Blockbuster Entertainment.

There was no other arrangement or understanding pursuant to which Mr. Milford was selected as an officer, or will be appointed as a director, of the Company. There are no family relationships between Mr. Milford and any director or executive officer of the Company. There are no related party transactions in respect of the Company of the kind described in Item 404(a) of Regulation S-K in which Mr. Milford was a participant.

In connection with his appointment as a director, the Company plans to enter into an indemnity agreement with Mr. Milford in connection with his services as a member of the Board. The form of Indemnification Agreement is filed as Exhibit 10.5 to the Company’s Annual Report on Form 10-K/A filed with the SEC on April 30, 2021 and is incorporated by reference herein.

Item 8.01.	Other Events

On January 21, 2022, the Company issued a press release regarding the changes in roles of Messrs. Milford and Satzman discussed in Item 5.02 above. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d)       Exhibits

99.1	Press Release, dated January 21, 2022

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XpresSpa Group, Inc.

Date: January 21, 2022	By:	/s/ Cara Soffer
	Name:	Cara Soffer
	Title:	General Counsel